Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-160711) and related Prospectus of Cameron International Corporation for the registration of its common stock, and to the incorporation by reference therein of our report dated February 24, 2009 (except for changes as described in Note 1, as to which the date is July 17, 2009) with respect to the consolidated financial statements of Cameron International Corporation, included in its Current Report (Form 8-K) of Cameron International Corporation dated July 20, 2009, and our reports dated February 24, 2009 with respect to the effectiveness of internal control over financial reporting of Cameron International Corporation, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the financial statement schedule of Cameron International Corporation included therein, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
October 14, 2009